Exhibit 99.1

McGraw-Hill and CME Group to Partner in Index Services Business

Will Contribute Complementary S&P Indices and Dow Jones Indexes Businesses into Joint Venture

S&P/Dow Jones Indices will be a Leading Global Index Company Providing New Products to Clients and Generating Growth for Shareholders of Both Companies

New York and Chicago, November 4, 2011 –McGraw-Hill (NYSE: MHP), one of the world’s foremost financial information companies and owner of S&P Indices, and CME Group (NASDAQ: CME), the world’s leading and most diverse derivatives marketplace and 90-percent owner of the CME Group/Dow Jones joint venture that owns Dow Jones Indexes, announced today an agreement to establish a new joint venture in the rapidly growing index business. Under the terms of the agreement, which has been approved by the Boards of both companies, McGraw-Hill will contribute its S&P Indices business and the CME Group /Dow Jones joint venture will contribute the Dow Jones Indexes business to create S&P/Dow Jones Indices, a global leader in index services with annual revenue of more than $400 million. Approximately $6 trillion in assets are benchmarked against these leading indices.

McGraw-Hill will own 73 percent of S&P/Dow Jones Indices, CME Group will own 24.4 percent through its affiliates, and Dow Jones will own 2.6 percent. S&P/Dow Jones Indices is expected to be operational in the first half of 2012, subject to regulatory approval and customary closing conditions. The new company will become part of the new McGraw-Hill Markets company following the separation of McGraw-Hill into two public companies, as announced on September 12, 2011.

As part of the new joint venture, S&P/Dow Jones Indices will enter into a new license agreement whereby CME Group will pay S&P Indices a share of the profits of CME Group’s equity product complex, which is their trading and clearing business for futures, swaps and options on futures. In addition, the new license agreement expands the products covered under the license to include swaps and extends CME Group’s existing exclusive rights (currently in place through December 31, 2017) to the E-mini and other S&P indexed futures.

Harold McGraw III, chairman, president and chief executive officer of McGraw-Hill, said, “This joint venture expands our dynamic index business and accelerates the growth of the new McGraw-Hill Markets company. By combining our unique and complementary strengths, we are creating a leading global index provider with the breadth and depth to provide both retail and institutional investors with the cutting-edge products and services they need to make sound investment decisions in today’s complex markets. In addition, McGraw-Hill Markets will benefit from the new license agreement that changes S&P’s Indices’ relationship with CME Group from a transactional fee-per-trade model to a partnership in which S&P Indices participates in the profits of CME Group’s overall equity product complex.”

Terry Duffy, CME Group executive chairman, said, “This new joint venture reflects CME Group’s continued commitment to creating trading opportunities for our global customer base. Through the new JV company, we look forward to developing leading risk-management solutions in equity indexes and across other asset classes, as well as diversifying our revenue streams, thereby creating value for our shareholders and customers in both institutional and retail client segments.”

Craig Donohue, CME Group chief executive officer, said, “As part of our global growth strategy, CME Group has continued to expand our index services business, both through our own index futures and options products as well as through new product development at our Dow Jones Indexes subsidiary. The expanded partnership announced today not only creates a leading index services provider that will benefit our customers and shareholders, but also will deliver new opportunities for innovation, including a long-term, ownership-based exclusive global license for CME Group to use the S&P 500® for futures and options on futures products going forward.”

The transaction is expected to be immediately accretive to McGraw-Hill’s earnings and S&P/Dow Jones Indices is expected to drive profit growth by:

•	Increasing revenue through international and asset-class expansion, new product development, enhanced market data offerings and increased cross-selling opportunities

•	Achieving cost savings and accelerating time to market by leveraging technology, data procurement, other back office functions and McGraw-Hill Markets’ infrastructure

•	Reducing capital requirements and generating free cash flow for parent companies.

Alexander Matturri, executive managing director of S&P Indices, will be chief executive officer of S&P/Dow Jones Indices and Lou Eccleston, president of McGraw-Hill Financial, will chair the company’s seven-member Board that will include five directors designated by McGraw-Hill and two by CME Group.

Matturri said, “Those who rely on indices worldwide – from product issuers to exchanges to investors – will benefit from a deeper lineup of indices as well as a business model focused on innovation, performance and impact. Combining S&P Indices’ institutional strength with CME Group’s global exchange partnerships and Dow Jones Indexes’ retail focus will optimize our ability to respond to the changing global environment with increased speed and efficiency. Just as important, the structure of the joint venture is flexible enough to allow us to maintain our existing exchange relationships and work with other potential partners that could bring additional capabilities to the new company.”

All current indices will retain their brand names (S&P or Dow Jones). The S&P 500 and the Dow Jones Industrial Average® will continue to be separately maintained and licensed as the basis for a wide variety of funds and financial instruments. This transaction does not affect existing licensing agreements with other exchanges, nor does it preclude entering into future agreements with additional providers.

Other provisions of the agreement include:

•

McGraw-Hill will acquire London-based Credit Market Analysis Ltd. (CMA), a leading source of independent data in the over-the-counter markets, from CME Group. This acquisition significantly expands McGraw-Hill’s asset-class coverage for data and pricing and adds the technology to move into intraday quotes on derivative and other OTC securities.

•	A separate license agreement between Platts, a unit of McGraw-Hill, and CME Group/NYMEX will be extended.

McGraw-Hill was advised by BofA Merrill Lynch, Goldman Sachs and Deutsche Bank. Barclays Capital acted as exclusive financial advisor to CME Group.

Conference Call/Webcast Scheduled for 8:00 am Eastern Time on November 4, 2011:

Harold McGraw III, chairman, president and CEO of The McGraw-Hill Companies, and Craig Donohue, CEO of the CME Group will host a joint conference call this morning, November 4, at 8:00 AM Eastern Time. This call is open to all interested parties. Discussions may include forward-looking information. Additional information presented on the conference call may be made available on the corporations’ respective Investor Relations Web sites at www.mcgraw-hill.com/investor_relations and www.cmegroup.com.

Webcast Instructions: Live and Replay

The webcast will be available live and in replay through the corporations’ respective Investor Relations Web sites via the following link: http://investor.mcgraw-hill.com/phoenix.zhtml?p=irol-eventDetails&c=96562&eventID=4225043. (Please copy and paste URL into Web browser.) The archived replay will be available beginning two hours after the conclusion of the live call and will remain available for one year.

Telephone Access: Live and Replay

Telephone participants are requested to dial in by 7:50 AM. The passcode is “McGraw-Hill” and the conference leader is Harold McGraw III.

•	For callers in the U.S.: (888) 391-6568

•	For callers outside the U.S.: +1 (415) 228-4733 (long distance charges will apply)

The recorded telephone replay will be available beginning two hours after the conclusion of the call and will remain available until December 5, 2011.

•	For callers in the U.S.: (800) 348-3514

•	For callers outside the U.S.: +1 (402) 220-9676 (long distance charges will apply)

Presenters’ Slides & Remarks

The presenters’ slides will be made available for downloading at the conclusion of the conference call/webcast on the corporations’ respective Investor Relations Web sites at www.mcgraw-hill.com/investor_relations and www.cmegroup.com. The final prepared remarks will be available for downloading by the end of the business day.

Forward-looking Statements

The forward-looking statements in this news release involve risks and uncertainties and are subject to change based on various important factors, including worldwide economic, financial, liquidity, political and regulatory conditions; the health of debt and equity markets, including possible future interest rate changes; the successful marketing of competitive products; the effect of competitive products and pricing; the risk that the transactions described herein are not consummated on their terms; and other matters described in McGraw-Hill’s filings with the SEC.

About The McGraw-Hill Companies: McGraw-Hill, which announced on September 12, 2011, its intention to separate into two public companies – McGraw-Hill Markets (working name), primarily focused on global capital and commodities markets and McGraw-Hill Education focused on digital learning and education services worldwide – is a leading global financial information and education company that helps professionals and students succeed in the Knowledge Economy. Leading brands include Standard & Poor’s, S&P Capital IQ, S&P Indices, Platts energy information services, J.D. Power and Associates and McGraw-Hill Education. With sales of $6.2 billion in 2010, the Corporation has approximately 21,000 employees across more than 280 offices in 40 countries. Additional information is available at http://www.mcgraw-hill.com/.

About S&P Indices: S&P Indices, a leading brand of The McGraw-Hill Companies, maintains a wide variety of investable and benchmark indices to meet an array of investor needs. Over $1.25 trillion is directly indexed to Standard & Poor’s family of indices, which includes the S&P 500, the world’s most followed stock market index, the S&P/Case-Shiller Home Price Indices, the leading measure of U.S. home prices, the S&P Global BMI, an index with approximately 11,000 constituents, the S&P GSCI, the industry’s most closely watched commodities index, and the S&P National AMT-Free Municipal Bond Index, the premier investable index for U.S. municipal bonds. For more information, please visit: www.standardandpoors.com/indices.

About CME Group: As the world’s leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) is where the world comes to manage risk. CME Group exchanges offer the widest range of global benchmark products across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, weather and real estate. CME Group brings buyers and sellers together through its CME Globex® electronic trading platform and its trading facilities in New York and Chicago. CME Group also operates CME Clearing, one of the world’s leading central counterparty clearing providers, which offers clearing and settlement services for exchange-traded contracts, as well as for over-the-counter derivatives transactions through CME ClearPort®. These products and services ensure that businesses everywhere can substantially mitigate counterparty credit risk in both listed and over-the-counter derivatives markets.

About Dow Jones Indexes: Dow Jones Indexes is a leading full-service index provider that develops, maintains and licenses indexes for use as benchmarks and as the basis of investment products. Best-known for the Dow Jones Industrial Average, Dow Jones Indexes offers more than 130,000 equity indexes as well as fixed-income and alternative indexes, including measures of hedge funds, commodities and real estate. Dow Jones Indexes employs clear, unbiased and systematic methodologies that are fully integrated within index families. Dow Jones Indexes is part of a joint venture company owned 90 percent by CME Group and 10 percent by Dow Jones & Company, Inc., a News Corporation company (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV).

Investors Relations Contacts:

McGraw-Hill

Donald S. Rubin

Senior Vice President, Investor Relations

(212) 512-4321 (office)

donald_rubin@mcgraw-hill.com

CME Group

John Peschier

Managing Director, Investor Relations

(312) 930-8491

john.peschier@cmegroup.com

News Media Contacts:

McGraw-Hill

Patti Röckenwagner

Senior Vice President, Corporate Communications

(212) 512-3533

patti_rockenwagner@mcgraw-hill.com

S&P Indices

David Guarino

Director, Communications

(212) 438-1471

dave_guarino@standardandpoors.com

CME Group

Laurie Bischel

Director, Corporate Marketing & Communications

(312) 907-0003

laurie.bischel@cmegroup.com